Exhibit 99.1

Inspire Veterinary Partners Announces 1-for-25 Reverse Stock Split

Virginia Beach, VA, (January 22, 2025) (ACCESSWIRE) - - Inspire Veterinary Partners, Inc. (Nasdaq: IVP) (“Inspire” or the “Company”), an owner and provider of pet health care services throughout the U.S., today announced that it will effect a 1-for-25 reverse stock split (“Reverse Stock Split”) of its authorized and issued and outstanding shares of Class A common stock, par value $0.0001 per share (“Common Stock”). The Reverse Stock Split will become effective at 12:01am, Eastern Time, on January 27, 2025. At such time, each 25 shares of issued and outstanding Common Stock will automatically be reclassified into one new share of Common Stock. The total number of shares of Common Stock authorized for issuance will then be reduced by a corresponding proportion from 36,998,148 shares to 1,479,926 shares. Proportional adjustments also will be made to outstanding equity awards, warrants and convertible notes, and to the number of shares issued and issuable under the Company’s stock incentive plans and certain existing agreements. No fractional shares will be issued in connection with the Reverse Stock Split. All fractional shares will be rounded up. The Reverse Stock Split will affect all common stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity.

Inspire’s Common Stock will continue to trade on The Nasdaq Capital Market (“Nasdaq”) under the existing symbol “IVP” and will begin trading on a split-adjusted basis when the market opens on January 27, 2025. The new CUSIP number for the Common Stock following the Reverse Stock Split will be 45784E304.

The Reverse Stock Split is primarily intended to bring the Company into compliance with the $1.00 minimum bid price requirement in order to maintain its listing on Nasdaq. There is no guarantee the Company will meet the minimum bid price requirement.

The Company’s board of directors approved a reverse stock split of 1- for-25 shares at their November 6, 2024 board meeting. The Company is a Nevada corporation, and pursuant to the Nevada Revised Statutes, shareholder approval was not required to effect the Reverse Stock Split as both the number of authorized shares of the Common Stock and the number of issued and outstanding shares of the Common Stock were proportionally reduced as a result of the Reverse Stock Split.

About Inspire Veterinary Partners, Inc.

Inspire Veterinary Partners is an owner/operator of veterinary hospitals in the US. As the Company expands, it expects to acquire additional veterinary hospitals, including general practice, mixed animal facilities, and critical and emergency care.

For more information, please visit: www.inspirevet.com.

Connect with Inspire Veterinary Partners, Inc.

Facebook

https://www.facebook.com/InspireVeterinaryPartners/

LinkedIn

https://www.linkedin.com/company/inspire-veterinary-partners/

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to the satisfaction of customary closing conditions related to anticipated acquisitions, or factors that result in changes to the Company's anticipated results of operations related to acquisitions. These and other risks and uncertainties are described more fully in the section captioned ”Risk Factors“ in the Company’s public filings made with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact

TraDigital IR
Kevin McGrath
+1-646-418-7002
kevin@tradigitalir.com

General Inquires

Morgan Wood

Mwood@inspirevet.com

Source: Inspire Veterinary Partners, Inc.